Exhibit 99.2

Report of Independent Registered Public Accounting Firm

To the Stockholders and Board of Directors
Liberty Interactive Corporation:

Opinion on the Combined Financial Statements

We have audited the accompanying combined balance sheets of Liberty Interactive Corporation’s and Liberty Interactive LLC’s entire equity interests in Liberty Broadband Corporation, Charter Communications, Inc., and LendingTree, Inc., the Evite, Inc. operating business and certain other assets and liabilities (collectively “HoldCo”) as of December 31, 2017 and 2016, the related combined statements of operations, comprehensive earnings (loss), cash flows, and equity for each of the years in the three-year period ended December 31, 2017, and the related notes (collectively, the combined financial statements). In our opinion, the combined financial statements present fairly, in all material respects, the financial position of HoldCo as of December 31, 2017 and 2016, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 2017, in conformity with U.S. generally accepted accounting principles.

Basis for Opinion

These combined financial statements are the responsibility of HoldCo’s management. Our responsibility is to express an opinion on these combined financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to HoldCo in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the combined financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the combined financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the combined financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ KPMG LLP

We have served as HoldCo’s auditor since 2017.

Denver, Colorado
April 5, 2018

HoldCo

Combined Balance Sheets

December 31, 2017 and 2016

	2017	2016
	amounts in thousands
Assets
Current assets:
Cash and cash equivalents	$573,210	487,163
Other current assets	8,068	39,866
Total current assets	581,278	527,029
Investments in available-for-sale securities and other cost investments (note 4)	1,803,064	1,546,615
Investments in affiliates, accounted for using the equity method (note 5)	114,655	31,493
Investment in Liberty Broadband measured at fair value (note 5)	3,634,786	3,161,444
Other assets	38,430	34,195
Total assets	$6,172,213	5,300,776
Liabilities and Equity
Current liabilities	$10,465	4,530
Deferred income tax liabilities (note 6)	643,426	777,092
Taxes payable (note 6)	1,198,315	925,715
Other liabilities	95,971	757
Total liabilities	1,948,177	1,708,094
Equity
Parent’s investment	2,305,440	2,398,452
Retained earnings	1,914,963	1,190,568
Noncontrolling interests in equity of subsidiaries	3,633	3,662
Total equity	4,224,036	3,592,682
Commitments and contingencies (note 8)
Total liabilities and equity	$6,172,213	5,300,776

See accompanying notes to combined financial statements.

HoldCo

Combined Statements of Operations

Years ended December 31, 2017, 2016 and 2015

	2017	2016	2015
	amounts in thousands, except per share amounts
Total revenue, net	23,817	22,552	20,307
Operating costs and expenses:
Operating expense	11,541	11,702	6,961
Selling, general and administrative, including stock-based compensation (note 2)	64,621	43,041	39,381
Depreciation and amortization	3,252	2,964	2,499
	79,414	57,707	48,841
Operating income (loss)	(55,597)	(35,155)	(28,534)
Other income (expense):
Share of earnings (losses) of affiliates, net (note 5)	7,001	11,831	2,142
Realized and unrealized gains (losses) on financial instruments, net (note 3)	637,164	1,309,365	179,699
Gains (losses) on transactions, net	6	(1,100)	—
Other, net	2,461	31,873	18,385
	646,632	1,351,969	200,226
Earnings (loss) from continuing operations before income taxes	591,035	1,316,814	171,692
Income tax (expense) benefit (note 6)	133,522	(496,245)	(60,982)
Net earnings (loss)	724,557	820,569	110,710
Less net earnings (loss) attributable to the noncontrolling interests	(29)	(114)	(3)
Net earnings (loss) attributable to HoldCo shareholders	$724,586	820,683	110,713
Unaudited Pro Forma basic net earnings (loss) attributable to Series A and Series B HoldCo shareholders per common share (note 2):	8.41	9.53	1.29

See accompanying notes to combined financial statements.

HoldCo

Combined Statements of Comprehensive Earnings (Loss)

Years ended December 31, 2017, 2016 and 2015

	2017	2016	2015
	amounts in thousands
Net earnings (loss)	$724,557	820,569	110,710
Other comprehensive earnings (loss), net of taxes	—	—	—
Comprehensive earnings (loss)	724,557	820,569	110,710
Less comprehensive earnings (loss) attributable to the noncontrolling interests	(29)	(114)	(3)
Comprehensive earnings (loss) attributable to HoldCo shareholders	$724,586	820,683	110,713

See accompanying notes to combined financial statements.

HoldCo

Combined Statements of Cash Flows

Years ended December 31, 2017, 2016 and 2015

	2017	2016	2015
	amounts in thousands
Cash flows from operating activities:
Net earnings (loss)	$724,557	820,569	110,710
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	3,252	2,964	2,499
Stock-based compensation	26,583	16,128	11,024
Cash payments for stock-based compensation	(32)	—	(60)
Share of (earnings) losses of affiliates, net	(7,001)	(11,831)	(2,142)
(Gain) loss on dilution of investment in affiliates	884	(19,235)	1,715
Realized and unrealized (gains) losses on financial instruments, net	(637,164)	(1,309,365)	(179,699)
(Gains) losses on transactions, net	(6)	1,100	—
Deferred income tax expense (benefit)	(133,522)	496,820	60,983
Intergroup tax (payments) receipts	287,763	294,708	159,901
Other noncash charges (credits), net	194	91	(16)
Changes in operating assets and liabilities
Current and other assets	31,772	5,881	(1,261)
Payables and other liabilities	7,584	(5,605)	476
Net cash provided (used) by operating activities	304,864	292,225	164,130
Cash flows from investing activities:
Cash proceeds from dispositions of investments	2,180	—	—
Investment in and loans to cost and equity investees	(76,815)	—	—
Capital expended for property and equipment	(3,488)	(2,642)	(3,337)
Purchases of short term investments and other marketable securities	—	(264,703)	(1,185,569)
Sales of short term investments and other marketable securities	—	1,161,596	1,165,846
Investment in Liberty Broadband	—	(2,400,000)	—
Other investing activities, net	26	14	—
Net cash provided (used) by investing activities	(78,097)	(1,505,735)	(23,060)
Cash flows from financing activities:
Withholding taxes on net share settlements of stock-based compensation	(27,793)	(1,450)	(5,499)
Intergroup (payments) receipts, net	37,140	(30,602)	(4,322)
Contributions from (distributions to) parent, net	(146,680)	(272,195)	(176,177)
Equity transactions related to BCY Holdings	—	—	194,439
Other financing activities, net	(3,387)	3,439	5,859
Net cash provided (used) by financing activities	(140,720)	(300,808)	14,300
Net increase (decrease) in cash and cash equivalents	86,047	(1,514,318)	155,370
Cash and cash equivalents at beginning of period	487,163	2,001,481	1,846,111
Cash and cash equivalents at end of period	$573,210	487,163	2,001,481

Supplemental disclosure to the combined statements of cash flows:

	2017	2016	2015
	amounts in thousands
Cash paid for interest	$6	—	114
Cash received for taxes	$287,763	$294,708	159,901

See accompanying notes to combined financial statements.

HoldCo

Combined Statements of Equity

Years ended December 31, 2017, 2016 and 2015

	Parent’s investment	Retained Earnings	Noncontrolling interest in equity of Combined company	Total equity
	amounts in thousands
Balance at January 1, 2015	$2,626,958	237,098	—	2,864,056
Net earnings	—	110,713	(3)	110,710
Stock-based compensation	11,009	—	—	11,009
Minimum withholding taxes on net share settlements of stock-based compensation	(5,499)	—	—	(5,499)
Option exercises	5,859	—	—	5,859
Equity transactions with parent related to sale on non-group company	223,956	—	3,776	227,732
Intergroup (payments) receipts	(4,322)	—	—	(4,322)
Contributions from (distributions to) parent, net	(176,177)	—	—	(176,177)
Other	3,066	—	3	3,069
Balance at December 31, 2015	$2,684,850	347,811	3,776	3,036,437
Net earnings	—	820,683	(114)	820,569
Cumulative effect of accounting change (note 2)	—	21,576	—	21,576
Stock-based compensation	14,906	—	—	14,906
Withholding taxes on net share settlements of stock-based compensation	(1,450)	—	—	(1,450)
Option exercises	3,439	—	—	3,439
Intergroup (payments) receipts	(30,602)	—	—	(30,602)
Contributions from (distributions to) parent, net	(272,195)	—	—	(272,195)
Other	(496)	498	—	2
Balance at December 31, 2016	$2,398,452	1,190,568	3,662	3,592,682
Net earnings	—	724,586	(29)	724,557
Stock-based compensation	26,243	—	—	26,243
Withholding taxes on net share settlements of stock-based compensation	(27,793)	—	—	(27,793)
Option exercises	613	—	—	613
Intergroup (payments) receipts	37,140	—	—	37,140
Contributions from (distributions to) parent, net	(146,680)	—	—	(146,680)
Other	17,465	(191)	—	17,274
Balance at December 31, 2017	$2,305,440	1,914,963	3,633	4,224,036

See accompanying notes to combined financial statements.

HoldCo

Notes to Combined Financial Statements

December 31, 2017, 2016 and 2015

(1) Basis of Presentation

On April 4, 2017, Liberty Interactive Corporation (Liberty Interactive) entered into an Agreement and Plan of Reorganization (as amended, the reorganization agreement and the transactions contemplated thereby, the Transactions) with General Communication, Inc. (GCI), an Alaska corporation, and Liberty Interactive LLC, a Delaware limited liability company and a direct wholly-owned subsidiary of Liberty Interactive (LI LLC). Pursuant to the reorganization agreement, GCI effected a restatement of its articles of incorporation (which resulted in GCI being renamed GCI Liberty, Inc. (GCI Liberty)) and a reclassification and auto conversion of its common stock. Following these events, Liberty Interactive acquired GCI Liberty on March 9, 2018 through a reorganization in which certain Liberty Interactive interests, assets and liabilities, were contributed to GCI Liberty in exchange for a controlling interest in GCI Liberty. Liberty Interactive and LI LLC contributed to GCI Liberty its entire equity interest in Liberty Broadband Corporation (Liberty Broadband), Charter Communications, Inc. (Charter), and LendingTree, Inc. (LendingTree), the Evite, Inc. (Evite) operating business and certain other assets and liabilities (collectively, HoldCo), in exchange for (a) the issuance to LI LLC of a number of shares of GCI Liberty Class A Common Stock and a number of shares of GCI Liberty Class B Common Stock equal to the number of outstanding shares of Series A Liberty Ventures common stock and Series B Liberty Ventures common stock on March 9, 2018, respectively, (b) cash and (c) the assumption of certain liabilities by GCI Liberty.

The contribution was treated as a reverse acquisition under the acquisition method of accounting in accordance with generally accepted accounting principles in the United States (GAAP). For accounting purposes, Liberty Interactive is considered to have acquired GCI Liberty in the contribution based, among other considerations, upon the fact that in exchange for the contribution of certain assets and liabilities of Liberty Interactive, including HoldCo, Liberty Interactive received a controlling interest in the combined company of GCI Liberty.

Following the contribution and acquisition of GCI Liberty, Liberty Interactive then effected a tax-free separation of its controlling interest in the combined company, GCI Liberty, to the holders of Liberty Ventures common stock in full redemption of all outstanding shares of such stock (the HoldCo Split-Off), in which each outstanding share of Series A Liberty Ventures common stock was redeemed for one share of GCI Liberty Class A common stock and each outstanding share of Series B Liberty Ventures common stock was redeemed for one share of GCI Liberty Class B common stock.

The accompanying combined financial statements have been prepared in accordance with GAAP and represent a combination of the historical financial information of, as of December 31, 2017, Liberty Interactive’s non-controlling interests in Liberty Broadband, Charter and Lending Tree along with Liberty Interactive’s controlling interest in Evite and certain other assets and liabilities. These financial statements refer to the combination of the aforementioned subsidiary and investments as the Company, us, we and our in these notes to the combined financial statements. The HoldCo Split-Off is expected to be accounted for at historical cost due to the pro rata nature of the distribution to holders of Liberty Ventures common stock. All significant intercompany accounts and transactions have been eliminated in the combined financial statements.

HoldCo

Notes to Combined Financial Statements

December 31, 2017, 2016 and 2015 (continued)

Split-off from Liberty Interactive

Following the HoldCo Split-Off, Liberty Interactive and GCI Liberty operate as separate, publicly traded companies, and neither have any stock ownership, beneficial or otherwise, in the other. In connection with the HoldCo Split-Off, Liberty Interactive, Liberty Media Corporation (Liberty Media) and GCI Liberty entered into certain agreements in order to govern certain of the ongoing relationships between the companies after the HoldCo Split-Off and to provide for an orderly transition. These agreements include an indemnification agreement, a services agreement, a facilities sharing agreement and a tax sharing agreement.

The reorganization agreement provides for, among other things, the principal corporate transactions (including the internal restructuring) required to effect the HoldCo Split-Off, certain conditions to the HoldCo Split-Off and provisions governing the relationship between GCI Liberty and Liberty Interactive with respect to and resulting from the HoldCo Split-Off. The tax sharing agreement provides for the allocation and indemnification of tax liabilities and benefits between Liberty Interactive and GCI Liberty and other agreements related to tax matters. Pursuant to the services agreement, Liberty Media will provide GCI Liberty with general and administrative services including legal, tax, accounting, treasury and investor relations support. Under the facilities sharing agreement, GCI Liberty will share office space with Liberty Interactive and Liberty Media and related amenities at their corporate headquarters. GCI Liberty will reimburse Liberty Media for direct, out-of-pocket expenses incurred by Liberty Media in providing these services and for costs that will be negotiated semi-annually.

Pursuant to the indemnification agreement, GCI Liberty has agreed to indemnify LI LLC against any payments made by LI LLC with respect to any of LI LLC’s 1.75% exchangeable debentures due 2046 (the 1.75% Exchangeable Debentures) through October 5, 2023 for the amount by which (x) the exchange value exceeds (y) the sum of the adjusted principal amount of such 1.75% Exchangeable Debentures plus the amount of certain tax benefits attributable to such 1.75% Exchangeable Debentures so exchanged. Within six months of the HoldCo Split-Off, Liberty Interactive, LI LLC and GCI Liberty will cooperate with, and reasonably assist each other with respect to, the commencement and consummation of a purchase offer (the Purchase Offer) whereby LI LLC will offer to purchase, either pursuant to privately negotiated transactions or a tender offer, the 1.75% Exchangeable Debentures on terms and conditions (including maximum offer price) reasonably acceptable to GCI Liberty. GCI Liberty will indemnify LI LLC (using, in part, funds borrowed under the $1 billion margin loan agreement described below) for each 1.75% Exchangeable Debenture repurchased by LI LLC in the Purchase Offer in an amount equal to the difference between (x) the purchase price paid by LI LLC to acquire such 1.75% Exchangeable Debenture in the Purchase Offer and (y) the sum of the amount of cash reattributed with respect to such purchased 1.75% Exchangeable Debenture in the reattribution plus the amount of certain tax benefits attributable to such 1.75% Exchangeable Debenture so purchased. GCI Liberty’s indemnity obligation with respect to payments made upon a holder’s exercise of its exchange right will be eliminated as to any 1.75% Exchangeable Debentures purchased in the Purchase Offer. An indemnity obligation will be recorded upon completion of the HoldCo Split-Off.

In addition, Liberty Interactive and GCI Liberty have agreed to indemnify each other with respect to certain potential losses in respect of the HoldCo Split-Off.

On December 29, 2017, Broadband Holdco, LLC, a wholly owned subsidiary of Liberty Interactive, entered into a margin loan agreement with an availability of $1 billion with various lender parties. Approximately 42.7 million shares of Liberty Broadband Series C common stock held by Liberty Interactive with a value of $3.6 billion were pledged by Broadband Holdco, LLC as collateral for the loan as of December 31, 2017. This margin loan has a term of two years and bears interest at a rate of LIBOR plus 1.85% and contains an undrawn commitment fee of 0.75% per annum. As of December 31, 2017 there were no outstanding borrowings on the margin loan. Deferred loan costs incurred on the margin loan are reflected in Other assets in the combined balance sheet as of December 31, 2017.

(2) Summary of Significant Accounting Policies

Cash and Cash Equivalents

Cash equivalents consist of investments which are readily convertible into cash and have maturities of three months or less at the time of acquisition. Financial instruments, which potentially subject the Company to concentration of credit risk, consist primarily of cash and cash equivalents and corporate debt securities. The Company maintains some cash and cash equivalents balances with financial institutions that are in excess of Federal Deposit Insurance Corporation insurance limits.

Investments

All marketable equity and debt securities held by the Company are classified as available-for-sale (AFS) and are carried at fair value generally based on quoted market prices. GAAP permits entities to choose to measure many financial instruments, such as AFS securities, and certain other items at fair value and to recognize the changes in fair value of such instruments in the entity’s statements of operations (the fair value option). Liberty Interactive had previously entered into economic hedges for certain of its non-strategic AFS securities (although such instruments were not accounted for as fair

HoldCo

Notes to Combined Financial Statements

December 31, 2017, 2016 and 2015 (continued)

value hedges by the Company). Changes in the fair value of these economic hedges were reflected in the Company’s statements of operations as unrealized gains (losses). Liberty Interactive originally elected the fair value option for those of its AFS securities which it considered to be non-strategic (Fair Value Option Securities), including Liberty Interactive’s historical investment in Time Warner Cable Inc. (TWC). As described in note 5, Liberty Interactive’s shares of TWC were exchanged for shares of Charter. The Company’s accounting treatment for the investment in Charter is consistent with Liberty Interactive’s accounting treatment. Changes in the fair value of Fair Value Option Securities, as determined by quoted market prices, are reported in realized and unrealized gains (losses) on financial instruments in the accompanying combined statements of operations. The total value of AFS securities for which the Company has elected the fair value option aggregated $1,800.2 million and $1,542.8 million as of December 31, 2017 and 2016, respectively.

Other investments in which the Company’s ownership interest is less than 20%, unless the Company has the ability to exercise significant influence, and that are not considered marketable securities are carried at cost.

For those investments in affiliates in which the Company has the ability to exercise significant influence, the equity method of accounting is used, except in situations where the fair value option has been selected. Under the equity method of accounting, the investment, originally recorded at cost, is adjusted to recognize the Company’s share of net earnings or losses of the affiliate as they occur rather than as dividends or other distributions are received. Losses are limited to the extent of the Company’s investment in, advances to and commitments for the investee. In the event the Company is unable to obtain accurate financial information from an equity affiliate in a timely manner, the Company records its share of earnings or losses of such affiliate on a lag.

Changes in the Company’s proportionate share of the underlying equity of an equity method investee, which result from the issuance of additional equity securities by such equity investee, are recognized in the statements of operations through the Other, net line item. To the extent there is a difference between our ownership percentage in the underlying equity of an equity method investee and our carrying value, such difference is accounted for as if the equity method investee were a consolidated subsidiary.

The Company continually reviews its equity investments and its AFS securities which are not Fair Value Option Securities to determine whether a decline in fair value below the carrying value is other than temporary. The primary factors the Company considers in its determination are the length of time that the fair value of the investment is below the Company’s carrying value; the severity of the decline; and the financial condition, operating performance and near term prospects of the investee. In addition, the Company considers the reason for the decline in fair value, be it general market conditions, industry specific or investee specific; analysts’ ratings and estimates of 12 month share price targets for the investee; changes in stock price or valuation subsequent to the balance sheet date; and the Company’s intent and ability to hold the investment for a period of time sufficient to allow for a recovery in fair value. If the decline in fair value is deemed to be other than temporary, the carrying value of the security is written down to fair value. In situations where the fair value of an investment is not evident due to a lack of a public market price or other factors, the Company uses its best estimates and assumptions to arrive at the estimated fair value of such investment. The Company’s assessment of the foregoing factors involves considerable management judgment and accordingly, actual results may differ materially from the Company’s estimates and judgments. Writedowns for AFS securities which are not Fair Value Option Securities would be included in the combined statements of operations as other than temporary declines in fair values of investments. Writedowns for equity method investments would be included in share of earnings (losses) of affiliates.

In January 2016, the FASB issued new accounting guidance that is intended to improve the recognition and measurement of financial instruments. The new guidance requires equity investments with readily determinable fair values (except those accounted for under the equity method of accounting or those that result in consolidation) to be measured at fair value with changes in fair value recognized in net income and simplifies the impairment assessment of equity investments without readily determinable fair values by requiring a qualitative assessment to identify impairment. The new standard is effective for the Company for fiscal years and interim periods beginning after December 15, 2017, with early adoption permitted under certain circumstances. The Company does not expect this new guidance will have a material impact to its combined financial statements or related disclosures.

Revenue Recognition

Service revenue is recognized when the applicable criteria are met: persuasive evidence of an arrangement exists, services have been rendered, the price is fixed and determinable and collectability is reasonably assured.

In May 2014, the FASB issued new accounting guidance on revenue from contracts with customers. The new guidance requires an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. This new guidance also requires additional disclosure about the nature, amount, timing and

HoldCo

Notes to Combined Financial Statements

December 31, 2017, 2016 and 2015 (continued)

uncertainty of revenue and cash flows arising from customer contracts, including significant judgments and changes in judgments and assets recognized from costs incurred to obtain or fulfill a contract. In March 2016, the FASB issued additional guidance which clarifies principal versus agent considerations, and in April 2016, the FASB issued further guidance which clarifies the identification of performance obligations and the implementation guidance for licensing. The updated guidance will replace most existing revenue recognition guidance in GAAP when it becomes effective and permits the use of either a full retrospective or modified retrospective transition method. The Company will adopted this new guidance under the modified retrospective method effective as of January 1, 2018 and the adoption is not expected to have a material impact on its combined financial statements.

Advertising Costs

Advertising costs generally are expensed as incurred. Advertising expense aggregated $1.7 million, $2.0 million and $2.6 million for the years ended December 31, 2017, 2016 and 2015, respectively. Advertising costs are reflected in the selling, general and administrative, including stock-based compensation line item in our combined statements of operations.

Stock-Based Compensation

As more fully described in note 7, Liberty Interactive has granted to its directors, employees and employees of its subsidiaries options, restricted stock and stock appreciation rights relating to shares of Liberty Ventures common stock (Awards). Liberty Interactive measures the cost of employee services received in exchange for an Award of equity instruments (such as stock options and restricted stock) based on the grant-date fair value of the Award, and recognizes that cost over the period during which the employee is required to provide service (usually the vesting period of the Award). Liberty Interactive measures the cost of employee services received in exchange for an Award of liability instruments (such as stock appreciation rights that will be settled in cash) based on the current fair value of the Award, and remeasures the fair value of the Award at each reporting date.

Stock compensation expense was $26.6 million, $16.1 million and $11.0 million for the years ended December 31, 2017, 2016 and 2015, respectively, included in selling, general and administrative expense in the accompanying combined statements of operations.

In March 2016, the FASB issued new guidance which simplifies several aspects of the accounting for share-based payment award transactions, including the income tax consequences, forfeitures, classification of awards as either equity or liabilities, and classification on the statement of cash flows. The new standard is effective for the Company for fiscal years and interim periods beginning after December 15, 2016, with early application permitted. The Company adopted this guidance in the third quarter of 2016. In accordance with the new guidance, excess tax benefits and tax deficiencies are recognized as income tax benefit or expense rather than as additional paid-in capital. The Company has elected to recognize forfeitures as they occur rather than continue to estimate expected forfeitures. In addition, pursuant to the new guidance, excess tax benefits are classified as an operating activity on the combined statements of cash flows. The recognition of excess tax benefits and deficiencies are applied prospectively from January 1, 2016. For tax benefits that were not previously recognized and for adjustments to compensation cost based on actual forfeitures, the Company recorded a cumulative-effect adjustment in retained earnings as of January 1, 2016.

Income Taxes

The Company accounts for income taxes using the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying value amounts and income tax bases of assets and liabilities and the expected benefits of utilizing net operating loss and tax credit carryforwards. The deferred tax assets and liabilities are calculated using enacted tax rates in effect for each taxing jurisdiction in which the Company operates for the year in which those temporary differences are expected to be recovered or settled. Net deferred tax assets are then reduced by a valuation allowance if the Company believes it more likely than not such net deferred tax assets will not be realized. The effect on deferred tax assets and liabilities of an enacted change in tax rates is recognized in income in the period that includes the enactment date.

When the tax law requires interest to be paid on an underpayment of income taxes, the Company recognizes interest expense from the first period the interest would begin accruing according to the relevant tax law. Such interest expense is included in interest expense in the accompanying combined statements of operations. Any accrual of penalties related to underpayment of income taxes on uncertain tax positions is included in other income (expense) in the accompanying combined statements of operations.

HoldCo

Notes to Combined Financial Statements

December 31, 2017, 2016 and 2015 (continued)

In October 2016, the FASB issued new accounting guidance which requires an entity to recognize at the transaction date the income tax consequences of intercompany asset transfers. The guidance is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2017, with early adoption permitted. The Company does not expect this new guidance will have a material impact on its combined financial statements or related disclosures.

Pro Forma Earnings per Share (EPS)

Unaudited pro forma earnings (loss) per common share for all periods presented is computed by dividing net earnings (loss) for the respective period by 86,141,970 common shares, which is the total number of shares of Series A and Series B Liberty Ventures common stock outstanding at December 31, 2017, which is being used as a proxy for the outstanding shares of the Company as of December 31, 2017.

Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. The Company considers (i) recurring and non-recurring fair value measurements and (ii) accounting for income taxes to be its most significant estimates.

The Company has investments that are accounted for using the equity method. The Company does not control the decision making process or business management practices of these affiliates. Accordingly, the Company relies on management of these affiliates to provide it with accurate financial information prepared in accordance with GAAP that the Company uses in the application of the equity method. In addition, the Company relies on audit reports that are provided by the affiliates’ independent auditors on the financial statements of such affiliates. The Company is not aware, however, of any errors in or possible misstatements of the financial information provided by its equity affiliates that would have a material effect on the Company’s combined financial statements.

New Accounting Pronouncements Not Yet Adopted

In February 2016, the FASB issued new guidance which revises the accounting for leases. Under the new guidance, lessees will be required to recognize a lease liability and a right-of-use asset for all leases. The new guidance also simplifies the accounting for sale and leaseback transactions. The new standard, to be applied via a modified retrospective transition approach, is effective for the Company for fiscal years and interim periods beginning after December 15, 2018, with early adoption permitted. The Company is currently working with Evite to evaluate the impact of the adoption of this new guidance on our combined financial statements, including identifying the population of leases, evaluating technology solutions and collecting lease data.

(3) Assets and Liabilities Measured at Fair Value

For assets and liabilities required to be reported at fair value, GAAP provides a hierarchy that prioritizes inputs to valuation techniques used to measure fair value into three broad levels. Level 1 inputs are quoted market prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 2 inputs, other than quoted market prices included within Level 1, are observable for the asset or liability, either directly or indirectly. Level 3 inputs are unobservable inputs for the asset or liability. The Company does not have any recurring assets or liabilities measured at fair value that would be considered Level 3.

HoldCo

Notes to Combined Financial Statements

December 31, 2017, 2016 and 2015 (continued)

The Company’s assets and liabilities measured at fair value are as follows:

	December 31, 2017			December 31, 2016
Description	Total	Quoted prices in active markets for identical assets (Level 1)	Significant other observable inputs (Level 2)	Total	Quoted prices in active markets for identical assets (Level 1)	Significant other observable inputs (Level 2)
	amounts in thousands
Cash equivalents	$570,526	570,526	—	475,812	475,812	—
Available-for-sale securities	$1,800,208	1,800,208	—	1,542,791	1,542,791	—
Investment in Liberty Broadband	$3,634,786	3,634,786	—	3,161,444	3,161,444	—
Variable Forward	$94,807	—	94,807	—	—	—

On June 6, 2017, Liberty Interactive purchased 450,000 LendingTree shares and executed a 2-year variable forward with respect to 642,850 LendingTree shares. The variable forward was executed at the LendingTree closing price on June 6, 2017 of $170.70 per share and has a floor price of $128.03 per share and a cap price of $211.67 per share. The liability associated with this instrument is included in the Other liabilities line item in the combined balance sheets.

The fair value of Level 2 derivative liabilities were derived from a Black-Scholes-Merton model using observable market data as the significant inputs.

Realized and Unrealized Gains (Losses) on Financial Instruments

Realized and unrealized gains (losses) on financial instruments are comprised of changes in the fair value of the following:

	Years ended December 31,
	2017	2016	2015
	amounts in thousands
Fair Value Option Securities—AFS	$258,629	547,921	179,699
Fair Value Option Securities—Liberty Broadband	473,342	761,444	NA
Variable Forward	(94,807)	NA	NA
	$637,164	1,309,365	179,699

(4) Investments in Available-for-Sale Securities and Other Cost Investments

Investments in AFS securities, the majority of which are considered Fair Value Option Securities and other cost investments, are summarized as follows:

	December 31, 2017	December 31, 2016
	amounts in thousands
Charter	$1,800,208	1,542,791
Other investments	2,856	3,824
	$1,803,064	1,546,615

HoldCo

Notes to Combined Financial Statements

December 31, 2017, 2016 and 2015 (continued)

(5) Investments in Affiliates Accounted for Using the Equity Method

The Company’s investment in LendingTree is accounted for using the equity method. As of December 31, 2017, the Company’s ownership interest in LendingTree was approximately 27%, which represents a market value of $1,097.6 million. The carrying value of the investment in LendingTree was $114.7 milion and $31.5 million as of December 31, 2017 and 2016, respectively. In connection with the variable forward transaction entered into on June 6, 2017, as described in note 3, the Company purchased 450,000 shares of LendingTree for $76.8 million. The Company’s share of LendingTree’s earnings was $7.0 million, $11.8 million and $2.1 million for the years ended December 31, 2017, 2016 and 2015, respectively.

Investment in Liberty Broadband

On May 18, 2016, Liberty Interactive completed a $2.4 billion investment in Liberty Broadband Series C non-voting shares (for accounting purposes a related party of the Company) in connection with the merger of Charter and TWC. The proceeds of this investment were used by Liberty Broadband to fund, in part, its acquisition of $5 billion of stock in the new public parent company, Charter, of the combined enterprises. Liberty Interactive, along with third party investors, all of whom invested on the same terms as Liberty Interactive, purchased newly issued shares of Liberty Broadband Series C common stock at a per share price of $56.23, which was determined based upon the fair value of Liberty Broadband’s net assets on a sum-of-the parts basis at the time the investment agreements were executed (May 2015). Liberty Interactive, as part of the merger described above, exchanged, in a tax-free transaction, its shares of TWC common stock for shares of Charter Class A common stock, on a one-for-one basis, and Liberty Interactive has granted to Liberty Broadband a proxy and a right of first refusal with respect to the shares of Charter Class A common stock held by Liberty Interactive following the exchange.

As of December 31, 2017, the Company has a 23.5% economic ownership interest in Liberty Broadband. Due to overlapping boards of directors and management, the Company has been deemed to have significant influence over Liberty Broadband for accounting purposes, even though the Company does not have any voting rights. The Company has elected to apply the fair value option for its investment in Liberty Broadband (Level 1) as it is believed that investors value this investment based on the trading price of Liberty Broadband. The Company recognizes changes in the fair value of its investment in Liberty Broadband in realized and unrealized gains (losses) on financial instruments, net in the combined statements of operations. Summarized financial information for Liberty Broadband is as follows:

	December 31,
	2017	2016
	amounts in thousands
Current assets	$84,054	258,419
Investment in Charter, accounted for using the equity method	11,835,613	9,315,253
Other assets	12,122	17,288
Total assets	11,931,789	9,590,960
Long-term debt, including current portion	497,370	598,512
Deferred income tax liabilities	932,593	504,644
Other liabilities	14,925	14,712
Equity	10,486,901	8,473,092
Total liabilities and shareholders’ equity	$11,931,789	9,590,960

	Years ended December 31,
	2017	2016
	amounts in thousands
Revenue	$13,092	30,586
Operating expenses, net	(38,570)	(51,746)
Operating income (loss)	(25,478)	(21,160)
Share of earnings (losses) of affiliates	2,508,991	641,544
Gain (loss) on dilution of investment in affiliate	(17,872)	770,766
Realized and unrealized gains (losses) on financial instruments, net	3,098	94,122
Other income (expense), net	(18,139)	(9,600)
Income tax benefit (expense)	(416,933)	(558,369)
Net earnings (loss)	$2,033,667	917,303

HoldCo

Notes to Combined Financial Statements

December 31, 2017, 2016 and 2015 (continued)

(6) Income Taxes

On December 22, 2017, the U.S. government enacted comprehensive tax legislation commonly referred to as the Tax Cuts and Jobs Act (the Tax Act). The Tax Act makes broad and complex changes to the U.S. tax code, including, but not limited to, (1) reducing the U.S. federal corporate tax rate from 35 percent to 21 percent; (2) bonus depreciation that will allow for full expensing of qualified property; (3) creating a new limitation on deductible interest expense; (4) eliminating the corporate alternative minimum tax (AMT) and changing how existing AMT credits can be realized; (5) changing rules related to uses and limitations of net operating loss carryforwards created in tax years beginning after December 31, 2017; (6) limitations on the deductibility of certain executive compensation; and (7) requiring a one-time transition tax on certain unrepatriated earnings of foreign subsidiaries that is payable over eight years. The SEC issued guidance on accounting for the tax effects of the Tax Act. The Company must reflect the income tax effects of those aspects of the Tax Act for which the accounting is known. To the extent that a company’s accounting for certain income tax effects of the Tax Act is incomplete but it is able to determine a reasonable estimate, it must record a provisional estimate in the financial statements and the Tax Act provides a measurement period that should not extend beyond one year from the Tax Act enactment date. If a company cannot determine a provisional estimate to be included in the financial statements, it should continue to apply the tax laws that were in effect immediately before the enactment of the Tax Act.

The corporate rate reduction was applied to our inventory of deferred tax assets and deferred tax liabilities which resulted in the net tax benefit in the period ending December 31, 2017. This net tax benefit is a provisional estimate.

The Company, as combined, was included in the federal combined income tax return of Liberty Interactive during the periods presented. The tax provision included in these financial statements has been prepared on a stand-alone basis, as if the Company was not part of the consolidated Liberty group. The taxes payable balance on the date of the HoldCo Split-Off will be eliminated through an equity contribution from Liberty Interactive to the Company.

Income tax benefit (expense) consists of:

	Years ended December 31,
	2017	2016	2015
	amounts in thousands
Current:
Federal	—	—	—
State and local	—	575	1
	—	575	1
Deferred:
Federal	$160,150	(436,260)	(53,479)
State and local	(26,628)	(60,560)	(7,504)
	133,522	(496,820)	(60,983)
Income tax benefit (expense)	$133,522	(496,245)	(60,982)

Income tax benefit (expense) differs from the amounts computed by applying the U.S. federal income tax rate of 35% as a result of the following:

	Years ended December 31,
	2017	2016	2015
	amounts in thousands
Computed expected tax benefit (expense)	$(206,862)	(460,885)	(60,092)
State and local income taxes, net of federal income taxes	(17,001)	(38,991)	(4,877)
Dividends received deductions	—	1,969	4,019
Change in valuation allowance affecting tax expense	(384)	—	—
Change in tax rate due to Tax Act	347,979	—	—
Deductible stock compensation	14,116	1,700	—
Other, net	(4,326)	(38)	(32)
Income tax benefit (expense)	$133,522	(496,245)	(60,982)

For the year ended December 31, 2017, the most significant reconciling item is a net tax benefit for the effect of the change in the U.S. federal corporate tax rate from 35% to 21% on deferred taxes.

HoldCo

Notes to Combined Financial Statements

December 31, 2017, 2016 and 2015 (continued)

Income tax expense was higher than the U.S. statutory tax rate of 35% in 2016 due to state tax expense related to unrealized gains on the Company’s investments. Income tax expense was slightly higher than the U.S. statutory tax rate of 35% in 2015 due to state taxes partially offset by the receipt of taxable dividends that are subject to a dividends received deduction.

The tax effects of temporary differences that give rise to significant portions of the deferred income tax assets and deferred income tax liabilities are presented below:

	December 31,
	2017	2016
	amounts in thousands
Deferred tax assets:
Net operating and capital loss carryforwards	$48,898	44,146
Accrued stock compensation	6,999	11,662
Other accrued liabilities	362	527
Other future deductible amounts	63	540
Deferred tax assets	56,322	56,875
Valuation allowance	(433)	(49)
Net deferred tax assets	55,889	56,826
Deferred tax liabilities:
Investments	697,393	830,894
Intangible assets	1,892	3,024
Other	30	—
Deferred tax liabilities	699,315	833,918
Net deferred tax liabilities	$643,426	777,092

During the year ended December 31, 2017, there was a $384 thousand increase in the Company’s valuation allowance that affected tax expense.

At December 31, 2017, HoldCo had net operating losses (on a tax effected basis) for income tax purposes aggregating approximately $48.9 million. $45.4 million of these net operating losses are allocable to Liberty Interactive and will be treated as an equity distribution to Liberty Interactive upon completion of the HoldCo Split-Off. Of the remaining $3.5 million of net operating losses, $3.2 million are limited under IRC Section 382 and will begin to expire in 2028 and beyond if not utilized to reduce domestic income tax liabilities in future periods. These net operating losses are expected to be utilized prior to expiration.

As of December 31, 2017, the Company had not recorded tax reserves related to unrecognized tax benefits for uncertain tax positions.

As of December 31, 2017, Liberty Interactive’s tax years prior to 2014 are closed for federal income tax purposes, and the Internal Revenue Service (IRS) has completed its examination of Liberty Interactive’s 2014 tax year. Liberty Interactive’s 2015, 2016 and 2017 tax years are being examined currently as part of the IRS’s Compliance Assurance Process program. Various states are currently examining Liberty Interactive’s prior years’ state income tax returns.

(7) Stock-Based Compensation

Liberty Interactive—Incentive Plans

Liberty Interactive has granted to certain directors, officers, employees and consultants of Liberty Interactive stock options to purchase shares of Liberty Ventures common stock pursuant to applicable incentive plans in place at Liberty Interactive. Each holder of an outstanding option to purchase shares of Liberty Ventures common stock on the date of the HoldCo Split-Off (an original Ventures option award) will receive a converted option to purchase an equivalent number of shares of the corresponding series of GCI Liberty common stock, at an exercise price equivalent to the original Ventures option award exercise price.

HoldCo

Notes to Combined Financial Statements

December 31, 2017, 2016 and 2015 (continued)

Liberty Interactive—Grants

	Liberty Ventures
	Series A		Series B
	Awards (000’s)	Grant Date Fair Value	Awards (000’s)	Grant Date Fair Value
December 31, 2017
Granted options(1)(2)	188	$16.52	269	$15.41
December 31, 2016
Granted options(1)(2)	114	$12.25	209	$12.48
December 31, 2015
Granted options (1)(2)	683	$18.10	135	$16.94

(1)                                 Options to purchase Series A Liberty Ventures common stock vest between three and five years for employees and in one year for directors.

(2)                                 Options to purchase Series B Liberty Ventures common stock were awarded to the CEO, and cliff vested in their respective grant year for grants made in 2017 and 2016. The grant made in 2015 cliff vested in March 2016.

Liberty Interactive also granted 16 thousand and 13 thousand performance-based restricted stock units of Series B Liberty Ventures common stock during the years ended December 31, 2016 and December 31, 2015, respectively, to the CEO of Liberty Interactive in connection with our CEO’s employment agreement. The restricted stock units had a fair value of $38.79 per share and $42.33 per share, respectively. The restricted stock units granted in 2016 cliff vested in one year, subject to the satisfaction of certain performance obligations. The restricted stock units granted in 2015 cliff vested in March 2016 based on an amount determined by the compensation committee.

In connection with the Option Exchange (see below), Liberty Interactive granted 946 thousand and 1.1 million options to purchase shares of Series A Liberty Ventures common stock and Series B Liberty Ventures common stock, respectively.  Such options had an incremental weighted average GDFV of $8.53 and $6.94, respectively.

During the fourth quarter of 2017, Liberty Interactive entered into a series of transactions with certain of its officers, associated with certain outstanding stock options, in order to recognize tax deductions in the current year versus future years (the Option Exchange).  On December 26, 2017 (the Grant Date), pursuant to the approval of the Compensation Committee of its Board of Directors, Liberty Interactive effected the acceleration of (i) each unvested in-the-money option to acquire shares of LVNTA and (ii) each unvested in-the-money option to acquire shares of LVNTB, in each case, held by certain of its officers (collectively, the Eligible Optionholders).  Following this acceleration, also on the Grant Date, each Eligible Optionholder exercised, on a net settled basis, all of his outstanding in-the-money vested and unvested options to acquire LVNTA shares and LVNTB shares (the Eligible Options), and:

•                  with respect to each vested Eligible Option, Liberty Interactive granted the Eligible Optionholder a vested new option with substantially the same terms and conditions as the exercised vested Eligible Option, except that the exercise price for the new option is, in the case of options to acquire shares of LVNTA, the closing price on the Grant Date per LVNTA share, as applicable, and, in the case of options to acquire shares of LVNTB, the fair market value on the Grant Date of the LVNTB shares as determined pursuant to the incentive plan under which the awards were granted; and

•                  with respect to each unvested Eligible Option:

•                  in satisfaction of the exercise, on a net settled basis, of the unvested Eligible Options, Liberty Interactive granted the Eligible Optionholder a number of restricted LVNTA or LVNTB shares (the Restricted Shares) with a vesting schedule identical to that of the unvested Eligible Options so exercised, and the Eligible Optionholder made an election under Section 83(b) of the Internal Revenue Code with respect to such Restricted Shares; and

•                  Liberty Interactive granted the Eligible Optionholder a new option (the Unvested New Option) to acquire the same series of common stock and with substantially the same terms and conditions, including with respect to vesting and expiration, as the unvested Eligible Option exercised as set forth above, except that the number of LVNTA or LVNTB shares subject to such Unvested New Option is equal to the number of shares subject to the unvested Eligible Option minus the number of Restricted

HoldCo

Notes to Combined Financial Statements

December 31, 2017, 2016 and 2015 (continued)

Shares received upon exercise of such unvested Eligible Option. The exercise price of such new option is, in the case of a LVNTA option, the closing price on the Grant Date per share of LVNTA, or, in the case of a LVNTB option, the fair market value on the Grant Date of the LVNTB shares as determined pursuant to the incentive plan under which the Unvested New Options were granted.

The Option Exchange was considered a modification under ASC 718 — Stock Compensation, with the following impacts on compensation expense.  The unamortized value of the unvested Eligible Options that were exercised, which was $13.5 million for LVNTA and LVNTB combined, will be expensed over the vesting period of the Restricted Shares attributable to the exercise of those options.  The grant of new vested options resulted in incremental compensation expense in the fourth quarter of 2017 of $9.2 million for LVNTA and LVNTB combined.  The grant of Unvested New Options resulted in incremental compensation expense totaling $6.4 million for LVNTA and LVNTB combined, which will be amortized over the vesting periods of those options.

Liberty Interactive has calculated the grant-date fair value for all of its equity classified awards using the Black-Scholes-Merton Model. Liberty Interactive estimates the expected term of the Awards based on historical exercise and forfeiture data. For grants made in 2017, 2016 and 2015, the range of expected terms was 2.0 to 6.7 years. The volatility used in the calculation for Awards is based on the historical volatility of Liberty Interactive’s stocks and the implied volatility of publicly traded Liberty Interactive options. Liberty Interactive uses a zero dividend rate and the risk-free rate for Treasury Bonds with a term similar to that of the subject options.

The following table presents the range of volatilities used by Liberty Interactive in the Black-Scholes-Merton Model for the 2017, 2016 and 2015 Liberty Ventures grants.

Volatility
2017 grants
Liberty Ventures options	25.9% - 28.9%
2016 grants
Liberty Ventures options	30.6% - 30.6%
2015 grants
Liberty Ventures options	30.6% - 42.4%

Liberty Interactive—Outstanding Awards

The following table presents the number and weighted average exercise price (WAEP) of the Awards to purchase Liberty Ventures common stock granted to certain officers, employees and directors of Liberty Interactive, as well as the weighted average remaining life and aggregate intrinsic value of the Awards.

	Liberty Ventures
	Series A				Series B
	Awards (000’s)	WAEP	Weighted average remaining life	Aggregate intrinsic value	Awards (000’s)	WAEP	Weighted average remaining life	Aggregate intrinsic value
				(in thousands)				(in thousands)
Outstanding at January 1, 2017	1,974	$22.18			987	$35.02
Granted	188	$55.42			269	$52.39
Exercised	(451)	$16.69			—	$—
Forfeited/Cancelled	(12)	$38.50			—	$—
Option Exchange, Exercised	(975)	$20.99			(1,256)	$38.74
Option Exchange, Granted	946	$55.96			1,080	$56.38
Outstanding at December 31, 2017	1,670	$47.12	2.6 years	$13,808	1,080	$56.38	4.7 years	$—
Exercisable at December 31, 2017	1,273	$47.45	2.0 years	$10,268	443	$56.38	2.0 years	$—

As of December 31, 2017, the total unrecognized compensation cost related to unvested Liberty Interactive Awards was approximately $24.2 million. Such amount will be recognized in the combined statements of operations over a weighted average period of approximately 1.6 years.

HoldCo

Notes to Combined Financial Statements

December 31, 2017, 2016 and 2015 (continued)

Liberty Interactive—Exercises

The aggregate intrinsic value of all options exercised during the years ended December 31, 2017, 2016 and 2015 was $15.6 million, $6.6 million and $25.5 million, respectively.

Liberty Interactive—Restricted Stock

Liberty Interactive had approximately 252 thousand unvested restricted shares of Liberty Ventures common stock held by certain directors, officers and employees of Liberty Interactive as of December 31, 2017. These Series A and Series B unvested restricted shares of Liberty Ventures had a weighted average grant-date fair value of $50.46 per share.

The aggregate fair value of all restricted shares of Liberty Interactive common stock that vested during the years ended December 31, 2017, 2016 and 2015 was $2.3 million, $1.3 million and $3.5 million, respectively.

(8) Commitments and Contingencies

Operating Leases

Liberty Interactive leases business offices and uses certain equipment under lease arrangements. Rental expense under such arrangements amounted to $1.7 million, $1.1 million and $1.7 million for the years ended December 31, 2017, 2016 and 2015, respectively. A summary of future minimum lease payments under noncancelable operating leases as of December 31, 2017 follows (amounts in thousands):

Years ending December 31:
2018	$951
2019	$953
2020	$922
2021	$793
2022	$352
Thereafter	$—

It is expected that in the normal course of business, leases that expire generally will be renewed or replaced by leases on other properties; thus, it is anticipated that future lease commitments will not be less than the amount shown for 2017.

Litigation

Liberty Interactive has contingent liabilities related to legal and tax proceedings and other matters arising in the ordinary course of business. Although it is reasonably possible Liberty Interactive may incur losses upon conclusion of such matters, an estimate of any loss or range of loss cannot be made. In the opinion of management, it is expected that amounts, if any, which may be required to satisfy such contingencies will not be material in relation to the accompanying combined financial statements.

(9) Information About the Company’s Operating Segments

The Company, through its interests in subsidiaries and other companies, is primarily engaged in the on-line commerce and broadband communications services industries. The Company identifies its reportable segments as (A) those combined companies that represent 10% or more of its combined annual revenue, annual Adjusted OIBDA or total assets and (B) those equity method affiliates whose share of earnings represent 10% or more of the Company’s annual pre-tax earnings. The segment presentation for prior periods has been conformed to the current period segment presentation.

The Company evaluates performance and makes decisions about allocating resources to its operating segments based on financial measures such as revenue, Adjusted OIBDA, gross margin, average sales price per unit, number of units shipped and revenue or sales per customer equivalent. In addition, the Company reviews nonfinancial measures such as unique website visitors, conversion rates and active customers, as appropriate.

The Company defines Adjusted OIBDA as revenue less cost of sales, operating expenses, and selling, general and administrative expenses (excluding stock-based compensation). The Company believes this measure is an important indicator of the operational strength and performance of its businesses, including each business’s ability to service debt and fund

HoldCo

Notes to Combined Financial Statements

December 31, 2017, 2016 and 2015 (continued)

capital expenditures. In addition, this measure allows management to view operating results and perform analytical comparisons and benchmarking between businesses and identify strategies to improve performance. This measure of performance excludes depreciation and amortization, stock-based compensation, certain purchase accounting adjustments, separately reported litigation settlements and restructuring and impairment charges that are included in the measurement of operating income pursuant to GAAP. Accordingly, Adjusted OIBDA should be considered in addition to, but not as a substitute for, operating income, net income, cash flow provided by operating activities and other measures of financial performance prepared in accordance with GAAP.

For the year ended December 31, 2017, the Company has identified the following subsidiary as its reportable segment:

•                  Evite—a wholly owned subsidiary, that provides an online invitation and social event planning service on the Web. Evite offers a free private sharing feed in every invitation that allows users to share photos and conversations before, during and after an event. Evite also provides free thank you notes, instant gifting, one-click donations and video content.

For presentation purposes the Company is providing financial information for Liberty Broadband. While the Company’s equity method investment in Liberty Broadband does not meet the reportable segment threshold defined above, the Company believes that the inclusion of such information is relevant to users of these financial statements.

•                  Liberty Broadband—an equity method affiliate of the Company, accounted for at fair value, that has a non-controlling interest in Charter, and a wholly-owned subsidiary, Skyhook Wireless, Inc. (Skyhook). Charter is the second largest cable operator in the United States and a leading broadband communications services company providing video, Internet and voice services. Skyhook provides a Wi-Fi based location platform focused on providing positioning technology and contextual location intelligence solutions.

Liberty Interactive’s operating segments are strategic business units that offer different products and services. They are managed separately because each segment requires different technologies, distribution channels and marketing strategies. The accounting policies of the segments that are also combined subsidiaries are the same as those described in the Company’s summary of significant accounting policies.

Performance Measures

	Years ended December 31,
	2017		2016		2015
	Revenue	Adjusted OIBDA	Revenue	Adjusted OIBDA	Revenue	Adjusted OIBDA
	amounts in thousands
Evite	$23,817	1,187	22,552	1,548	20,307	784
Liberty Broadband	13,092	(16,416)	30,586	(11,442)	NA	NA
Corporate and other	—	(26,949)	—	(17,611)	—	(15,795)
	36,909	(42,178)	53,138	(27,505)	20,307	(15,011)
Eliminate equity method affiliate	(13,092)	16,416	(30,586)	11,442	NA	NA
	$23,817	(25,762)	22,552	(16,063)	20,307	(15,011)

Other Information

	December 31, 2017			December 31, 2016
	Total assets	Investments in affiliates	Capital expenditures	Total assets	Investments in affiliates	Capital expenditures
	amounts in thousands
Evite	$42,982	—	3,488	44,409	—	2,642
Liberty Broadband	11,931,789	11,835,613	70	9,590,960	9,315,253	267
Corporate and other	6,129,231	114,655	—	5,256,367	31,493	—
	18,104,002	11,950,268	3,558	14,891,736	9,346,746	2,909
Eliminate equity method affiliate	(11,931,789)	(11,835,613)	(70)	(9,590,960)	(9,315,253)	(267)
	$6,172,213	114,655	3,488	5,300,776	31,493	2,642

HoldCo

Notes to Combined Financial Statements

December 31, 2017, 2016 and 2015 (continued)

The following table provides a reconciliation of segment Adjusted OIBDA to operating income and earnings (loss) from continuing operations before income taxes:

	Years ended December 31,
	2017	2016	2015
	amounts in thousands
Combined segment Adjusted OIBDA	$(25,762)	(16,063)	(15,011)
Stock-based compensation	(26,583)	(16,128)	(11,024)
Depreciation and amortization	(3,252)	(2,964)	(2,499)
Operating income	(55,597)	(35,155)	(28,534)
Share of earnings (loss) of affiliates, net	7,001	11,831	2,142
Realized and unrealized gains (losses) on financial instruments, net	637,164	1,309,365	179,699
Gains (losses) on transactions, net	6	(1,100)	—
Other, net	2,461	31,873	18,385
Earnings (loss) from continuing operations before income taxes	$591,035	1,316,814	171,692